UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2019

_______________________________________

MSC Industrial Direct Co., Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.001	MSM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)  In connection with the annual equity compensation awards for the 2020 fiscal year of MSC Industrial Direct Co., Inc. (the “Company”), the Compensation Committee (the “Committee”) of the Board of Directors of the Company altered the mix of awards from options and restricted stock units (“RSUs”) to performance share units (“PSUs”) and RSUs in order to further align executive compensation with Company performance.  For fiscal year 2020, PSUs will represent 25% of the grant date value of equity compensation awards for executives.  On November 6, 2019, the Committee approved grants of PSUs under the Company’s 2015 Omnibus Incentive Plan (the “Plan”) to the Chief Executive Officer, Chief Financial Officer and the other named executive officers.  The grant date values of the PSU awards are: $812,500 for the Chief Executive Officer, $206,250 for the Chief Financial Officer, and $100,000 to $137,500 for the other named executive officers.  The PSUs cliff vest after three years, provided that the participant remains in active service (except in cases of death, disability, retirement or termination as provided in the award agreement, in which cases payouts generally will be pro rata based on performance for the full Performance Period), with payouts ranging from 0% to 200% (with straight line interpolation used for determining payouts with achievement between performance levels) based upon the Company’s average adjusted operating profit growth for the three fiscal years from fiscal year 2020 through fiscal year 2022 (the “Performance Period”).  Average adjusted operating profit growth is defined as the sum of the annual percentage change in adjusted operating profit for the three fiscal years in the Performance Period, divided by three.  Dividend equivalents will accrue on unvested PSUs and be subject to the same performance vesting requirements.  In the event of a change in control (as defined in the Plan), if the PSUs are not assumed, the PSUs will vest and be earned at the target level of performance, provided that if the change in control occurs after the first full year of performance and the performance level is higher than the target level, the PSUs would vest and be earned at such higher level.  If in connection with a change in control the PSUs are assumed, then the PSUs would convert to RSUs based on the target level of performance, provided that if the change in control occurs after the first full year of performance and the performance level is higher than the target level, the PSUs would convert to RSUs at such higher level.  If employment is terminated by the Company without cause or by the executive for good reason within 24 months of a change in control (as provided in the Company’s Executive Change in Control Severance Plan), vesting of any converted RSUs would accelerate.

The PSUs were granted pursuant to the terms and conditions of a Performance Share Unit Agreement (the “PSU Agreement”).  A copy of the form of PSU Agreement will be filed as an exhibit to the Company’s Form 10-Q for the fiscal quarter ended November 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date: November 8, 2019	By:	/s/ Rustom Jilla
	Name:	Rustom Jilla
	Title:	Executive Vice President and Chief Financial Officer